UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2024, Gain Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Titan Partners Group LLC, a division of American Capital Partners, LLC, as the underwriter (the “Underwriter”), relating to the offering, issuance and sale of an aggregate of (i) 7,116,547 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of up to 1,031,602 shares of Common Stock, at a price to the public of $1.35 per share and $1.3499 per Pre-Funded Warrant (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $10.1 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The Pre-Funded Warrants are each exercisable for one share of Common Stock at an exercise price of $0.0001 per share and will expire when exercised in full. The Company is prohibited from effecting an exercise of any Pre-Funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% (or 9.99% at election of the holder) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-265061) that was initially filed on May 18, 2022, and amended on May 23, 2022, and declared effective on June 1, 2022 (the “Registration Statement”) by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

Pursuant to the Underwriting Agreement, the Company granted to the Underwriter an option, exercisable not later than 30 days after the date of the closing of the Offering, to purchase from the Company up to an additional 1,222,222 shares of Common Stock, representing up to fifteen percent (15%) of the shares of Common Stock and Pre-Funded Warrants sold in the Offering, for the purpose of covering over-allotments of such securities, if any.

Pursuant to the terms of the Underwriting Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock and securities convertible into shares of Common Stock during the sixty (60) day period following the closing of the Offering. The Company has also agreed that from the date of the Underwriting Agreement until the six-month anniversary of the closing of the Offering, without the prior consent of the Underwriter and subject to certain exceptions, the Company will not undertake any offering of its securities involving a “Variable Rate Transaction” (as defined in the Underwriting Agreement).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Upon the closing of the Offering, the Company agreed to issue to the Underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase up to 570,370 shares of Common Stock, or seven percent (7%) of the total number of shares of Common Stock and Pre-Funded Warrants sold in the Offering, as well as additional Underwriter Warrants to purchase up to an aggregate of 85,555 shares of Common Stock if the Underwriter exercises its option to purchase additional shares of Common Stock in full. The Underwriter Warrants will be exercisable at an exercise price of $1.6875 per share and are exercisable during the four-and-one-half year period commencing six months after the closing date of the Offering.

The foregoing description of the Underwriting Agreement, the Pre-Funded Warrants, and the Underwriter Warrants are not complete and are subject to, and qualified in its entirety by, reference to the full text of the Underwriting Agreement, the Pre-Funded Warrants, and the Underwriter Warrants, forms of which are filed as Exhibit 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On June 13, 2024, the Company issued two press releases regarding (i) the launch (the “Launch Press Release”) and (ii) the pricing of the Offering (the “Pricing Press Release”). Copies of the Launch Press Release and the Pricing Press Release are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s SEC filings, including in its annual report on Form 10-K filed with the SEC on March 23, 2023, the preliminary prospectus supplement filed with the SEC on June 13, 2024, and the final prospectus supplement to be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Underwriting Agreement, dated June 13, 2024, by and between Gain Therapeutics, Inc. and Titan Partners Group, LLC, as Underwriter.
4.1*	Form of Pre-Funded Warrant.
4.2*	Form of Underwriter Warrant.
5.1*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
99.1**	Launch Press Release dated June 13, 2024.
99.2**	Pricing Press Release dated June 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed Herewith

** Exhibit is being furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: June 14, 2024	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Financial Officer